Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports 2017 Third Quarter Financial Results

ALISO VIEJO, CA, October 25, 2017 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for its third quarter ended September 30, 2017.

“The launch of our SafePath® Family platform by a Tier 1 wireless operator in the U.S. announced earlier this month marked a significant milestone on our path back to growth and profitability,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “We expect to see a positive impact from this deployment on our revenue starting in the fourth quarter and building into fiscal 2018, as their user base converts and scales.

“I am pleased with the current strength of the Company, which reflects the restructuring we undertook earlier this year and our recent financings that significantly improved our balance sheet.  We are focused on building upon this success, and remain excited and confident as we execute on the opportunities in front of us.”

Fiscal Third Quarter 2017 Financial Results:

Smith Micro Software reported revenue of $5.8 million for the third quarter ended September 30, 2017, compared to $6.5 million reported in the third quarter ended September 30, 2016.

Third quarter 2017 gross profit was $4.6 million, compared to $4.7 million reported in the third quarter of 2016.

GAAP gross profit as a percentage of revenue was 80 percent for the third quarter of 2017, compared to 72 percent for the third quarter of 2016.

Smith Micro Software Third Quarter 2017 Financial Results	Page 2 of 7

GAAP net loss for the third quarter of 2017 was $1.7 million, or $0.12 loss per share, compared to a GAAP net loss of $4.6 million, or $0.38 loss per share, for the third quarter of 2016.

Non-GAAP net loss (which excludes non-cash stock-based compensation, amortization of intangibles, loss on debt extinguishment, debt issuance and discount costs, and a normalized tax benefit) for the third quarter of 2017 was $0.6 million, or $0.04 loss per share, compared to a non-GAAP net loss of $2.5 million, or $0.21 loss per share, for the third quarter of 2016.

Fiscal September Year-To-Date 2017 Financial Results:

For the nine months ended September 30, 2017, the Company reported revenue of $17.2 million, compared to $21.2 million for the nine months ended September 30, 2016.

GAAP gross profit was $13.5 million for the nine months ended September 30, 2017, compared to $15.3 million for the nine months ended September 30, 2016.

GAAP gross profit as a percentage of revenue was 78 percent for the nine months ended September 30, 2017, compared to 73 percent for the same period last year.

GAAP net loss for the nine months ended September 30, 2017 was $6.5 million, or $0.49 loss per share, compared to a GAAP net loss for the nine months ended September 30, 2016 of $11.6 million, or $0.98 loss per share.

Non-GAAP net loss (which excludes non-cash stock-based compensation, amortization of intangibles, loss on debt extinguishment, debt issuance and discount costs, and a normalized tax benefit) for the nine months ended September 30, 2017 was $2.8 million, or $0.21 loss per share, compared to a non-GAAP net loss of $6.3 million, or $0.54 loss per share, for the nine months ended September 30, 2016.

Total cash and cash equivalents at September 30, 2017 were $3.9 million.

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and therefore has excluded the following non-cash items from GAAP

Smith Micro Software Third Quarter 2017 Financial Results	Page 3 of 7

earnings calculations: stock-based compensation, amortization of intangible assets, fair value adjustments, and debt issuance and discount costs.  Additionally, since we are in a cumulative loss position, a non-GAAP income tax benefit was computed using a 38 percent tax rate using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s third quarter 2017 results at 4:30 p.m. ET, October 25, 2017. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference.  Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging and 2D/3D graphics applications. For more information, visit smithmicro.com.

Smith Micro Software Third Quarter 2017 Financial Results	Page 4 of 7

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements regarding future events or results, including without limitation, statements relating to our financial prospects and other projections of our performance, the existence of new sales opportunities and interest in our products and solutions, and our ability to increase our revenue by capitalizing on new opportunities, and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are our ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release and on the related teleconference call are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software Third Quarter 2017 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Loss on Debt Extinguishment *	Note Issue/ Discount *	Taxes	Non- GAAP
Three Months Ended 9/30/17:
Gross profit	$4,645	$—	$—	$—	$—	$—	$4,645
Loss before provision for income taxes	$(1,664)	$167	$65	$405	$133	$—	$(894)
Net loss	$(1,670)	$167	$65	$405	$133	$345	$(554)
Loss per share: basic and diluted	$(0.12)	$0.01	$0.00	$0.03	$0.01	$0.02	$(0.04)

Three Months Ended 9/30/16:
Gross profit	$4,680	$1	$—	$—	$—	$—	$4,681
Loss before provision for income taxes	$(4,621)	$408	$85	$—	$52	$—	$(4,076)
Net loss	$(4,632)	$408	$85	$—	$52	$1,560	$(2,527)
Loss per share: basic and diluted	$(0.38)	$0.03	$0.01	$-	$0.00	$0.13	$(0.21)

Nine Months Ended 9/30/17:
Gross profit	$13,515	$—	$—	$—	$—	$—	$13,515
Loss before provision for income taxes	$(6,482)	$1,001	$195	$405	$394	$—	$(4,487)
Net loss	$(6,501)	$1,001	$195	$405	$394	$1,724	$(2,782)
Loss per share: basic and diluted	$(0.49)	$0.08	$0.01	$0.03	$0.03	$0.13	$(0.21)

Nine Months Ended 9/30/16:
Gross profit	$15,327	$3	$—	$—	$—	$—	$15,330
Loss before provision for income taxes	$(11,570)	$1,175	$112	$—	$52	$—	$(10,231)
Net loss	$(11,618)	$1,175	$112	$—	$52	$3,936	$(6,343)
Loss per share: basic and diluted	$(0.98)	$0.10	$0.01	$-	$0.00	$0.33	$(0.54)

Note: Loss per share: basic and diluted - impacted by rounding to allow rows to calculate.
* - Includes impact of current and retrospective adjustment for the adoption of ASU 2017-11 for periods presented.

Smith Micro Software Third Quarter 2017 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2017 and 2016

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Revenues	$5,804	$6,478	$17,242	$21,151
Cost of revenues	1,159	1,798	3,727	5,824
Gross profit	4,645	4,680	13,515	15,327

Operating expenses:
Selling and marketing	1,413	2,541	4,667	7,389
Research and development	2,100	4,174	6,771	12,204
General and administrative	2,220	2,522	6,648	7,878
Restructuring expense	(146)	—	568	—
Total operating expenses	5,587	9,237	18,654	27,471
Operating loss	(942)	(4,557)	(5,139)	(12,144)
Non-operating income:
Change in carrying value of contingent liability	—	11	—	668
Loss on extinguishment of debt *	(405)	—	(405)	—
Interest income (expense), net *	(315)	(66)	(928)	(68)
Other income (expense), net	(2)	(9)	(10)	(26)
Loss before provision for income taxes	(1,664)	(4,621)	(6,482)	(11,570)
Provision for income tax expense (benefit)	6	11	19	48
Net loss	$(1,670)	$(4,632)	$(6,501)	$(11,618)

Other comprehensive income, before tax:
Unrealized holding gains on available-for-sale securities	—	—	—	2
Other comprehensive income, net of tax	—	—	—	2
Comprehensive loss	$(1,670)	$(4,632)	$(6,501)	$(11,616)

Loss per share:
Basic and diluted	$(0.12)	$(0.38)	$(0.49)	$(0.98)

Weighted average shares outstanding:
Basic and diluted	14,397	12,209	13,221	11,836

* - Includes impact of current and retrospective adjustment for the adoption of ASU 2017-11 for periods presented.

Smith Micro Software Third Quarter 2017 Financial Results	Page 7 of 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands) - unaudited

	September 30,	December 31,
	2017	2016

ASSETS
Current Assets:
Cash & cash equivalents	$3,939	$2,229
Accounts receivable, net	5,209	4,962
Income tax receivable	1	1
Inventory, net	16	12
Prepaid and other assets	706	713
Total current assets	9,871	7,917
Equipment & improvements, net	1,381	1,811
Other assets	146	149
Intangible assets, net	551	745
Goodwill	3,685	3,686
TOTAL ASSETS	$15,634	$14,308

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,318	$1,907
Accrued liabilities	3,182	3,503
Related-party notes payable	2,200	—
Deferred revenue	367	98
Total current liabilities	7,067	5,508

Related-party notes payable, net *	-	1,295
Notes payable, net *	1,492	1,295
Warrant liability *	-	-
Other long-term liabilities	2,332	2,970
Deferred tax liability	181	181
Total non-current liabilities	4,005	5,741

Stockholders' Equity:
Preferred stock	-	-
Common stock	14	12
Additional paid in capital *	237,321	229,275
Accumulated comprehensive deficit *	(232,773)	(226,228)
Total stockholders' equity	4,562	3,059
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$15,634	$14,308

* - Includes impact of current and retrospective adjustment for the adoption of ASU 2017-11 for periods presented.